Exhibit 99.1

   TRANSGENOMIC, INC. ANNOUNCES RESIGNATION OF DIRECTOR AND APPOINTS NEW BOARD
                                     MEMBER

    OMAHA, Neb., March 5 /PRNewswire-FirstCall/ -- Transgenomic, Inc. (OTC Bulletin Board: TBIO) announced that it has accepted Roland J Santoni's resignation as a member of the Board of Directors, including his position as Chairman of the Compensation Committee and member of the Audit Committee of the Company, effective March 1, 2007. Mr. Santoni has been a member of the Board of Directors since March 2000. Regarding Mr. Santoni's departure from the Board, Craig Tuttle, the Company's President and CEO, stated, "We appreciate and respect the long-term dedication that Mr. Santoni has brought to the company."

    The Board of Directors has appointed Rodney S. Markin, M.D., Ph.D. to the Board to fill the vacancy created by Mr. Santoni's resignation. Dr. Markin is currently Professor of Pathology and Microbiology and Surgery, Senior Associate Dean for Clinical Affairs, College of Medicine at the University of Nebraska Medical Center and Chairman, President and CEO of UNMC Physicians (the UNMC Medical Practice). Dr. Markin's professional and academic research interests have focused on clinical laboratory automation, which include, but are not limited to, robotics, information systems, medical utilization management and outcomes optimization, microbiological detection systems and he was a leader in bringing liver transplantation expertise to UNMC. Dr. Markin also founded LAB-InterLink, a spin-out of the University of Nebraska Medical Center. This start-up provided hardware and software solutions for clinical laboratory automation.

    In making this announcement, Craig Tuttle stated, "We are very excited to have Dr. Markin join the Company's Board of Directors. Dr. Markin has a tremendous reputation as both a practicing Pathologist and as a successful entrepreneur. He brings a detailed understanding of clinical medicine and oncology diagnosis to the Board. He will provide significant leadership to the Company as we expand our own genetic CLIA laboratory offering and our expanding activities in the cancer discovery area." Mr. Tuttle further noted, "We are entering an exciting time at Transgenomic where we are applying our many years of mutation discovery and technical expertise to expand our product and service offerings and drive the company's growth. Adding Dr. Markin to the Board will aid us significantly in achieving these goals."

    About Transgenomic:  A decade of discovery 1997 - 2007

    Transgenomic is a global biotechnology company that provides unique systems, products, discovery and laboratory testing services to the academic and medical research, clinical and pharmaceutical markets for automated high sensitivity genetic variation and mutation analysis in the fields of pharmacogenomics and personalized medicine. This is accomplished through their offerings of WAVE(R) DHPLC Systems, reagents, consumables and assay kits, automated cytogenetics systems and Transgenomic Discovery and CLIA Lab Services. To date there have been over 1,200 WAVE systems installed in over 600 customer sites in over 35 countries and approximately 1,500 publications utilizing Transgenomic products or services. Transgenomic Discovery and Lab Services utilize their technology and expertise to provide a menu of mutation scanning tests for over 700 cancer-associated genes and more than 60 validated diagnostic tests to meet the needs of pharmaceutical and biotech companies, research and clinical laboratories, physicians and patients. For more information about the innovative systems, products and services offered by Transgenomic, please visit: www.transgenomic.com.

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    Transgenomic Cautionary Statements

    Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

SOURCE  Transgenomic, Inc.
    -0-                             03/05/2007
    /CONTACT: Debra Schneider, Chief Financial Officer of Transgenomic, Inc., +1-402-452-5400, or fax, +1-402-452-5461, investorrelations@transgenomic.com/
    /Web site:  http://www.transgenomic.com /
    (TBIO)